Exhibit 10.3

EXECUTION VERSION

AMENDMENT TO THE WARRANT TO PURCHASE SHARES OF

COMMON STOCK OF THEATRE DIRECT NY, INC.

This Amendment to the Warrant, dated as of December 31, 2012 (this “Amendment”) is executed by Theatre Direct NY, Inc., a Delaware corporation, and Hollywood Media Corp., a Florida corporation.

WHEREAS, Theatre Direct NY, Inc. and Hollywood Media Corp. are parties to that certain Warrant executed and issued as of December 15, 2010 (the “Warrant”).

WHEREAS, the parties desire to amend the Warrant upon the terms and conditions herein provided.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.          Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Warrant.

2.          Amendment to the Warrant.

Section 11(A) of the Warrant is hereby amended and restated in its entirety as follows:

“(A)         At any time after the first (1st) anniversary of the Issue Date, the Corporation may elect to redeem this Warrant (or the Shares issued upon exercise of this Warrant), in whole and not in part, in exchange for an amount equal to the greater of (x) the aggregate Fair Market Value of the Shares on or about the date of notice of redemption and (y) $3,000,000 (the “Redemption Price”) by delivering to the Warrantholder a notice of redemption, which when delivered shall be irrevocable by the Corporation and binding on the Corporation and the Warrantholder, stating the Corporation’s intent to redeem this Warrant and the effective date for such redemption (which shall not be more than ten (10) Business Days from the date of such notice).”

Section 11(B) of the Warrant is hereby amended and restated in its entirety as follows:

“(B)         At any time after June 30, 2015, the Warrantholder may elect to put this Warrant, in whole and not in part, to the Corporation in exchange for an amount equal to the greater of (x) the aggregate Fair Market Value of the Shares, and (y) $3,000,000 (the “Put Price”) by delivering to the Corporation a put notice, which when delivered shall be irrevocable by the Warrantholder and binding on the Warrantholder and the Corporation, stating the Warrantholder’s intent to put this Warrant back to the Corporation and the effective date of such put (which shall not be less than twenty (20) Business Days from the date of such notice). Notwithstanding the foregoing, if the Corporation has delivered notice of a Conversion Event and such Conversion Event is consummated within thirty (30) days thereof, the Warrantholder may not exercise the put under this Section 11(B) until after such thirty (30) day period; provided that such restriction shall apply to only one such notice.”

3.          Amendment. All references in the Warrant (and in the other agreements, documents and instruments entered into in connection therewith) to the “Warrant” shall be deemed for all purposes to refer to the Warrant, as amended by this Amendment. This Amendment may not be amended or modified in any manner other than as provided in the Warrant.

4.          Remaining Provisions of the Warrant. Except as expressly provided herein, the provisions of the Warrant shall remain in full force and effect in accordance with their terms and shall be unaffected by this Amendment.

5.          Counterparts. This Amendment may be executed in multiple counterparts and by facsimile or other electronic means, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

6.          Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such state without giving effect to the choice of law principles of such state that would require or permit the application of laws of another jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized officers, as of the date first written above.

THEATRE DIRECT NY, INC.

By:	/s/ Paul Dietz
Name: Paul Dietz
Title: CFO

HOLLYWOOD MEDIA CORP.

By:	/s/ Tammy Hedge
Name: Tammy Hedge
Title: CFO

[Signature Page to Amendment to the Warrant]